UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

WISDOMTREE CONTINUOUS COMMODITY INDEX FUND

(Registrant)

(Exact name of registrant as specified in its charter)

WISDOMTREE CONTINUOUS COMMODITY INDEX MASTER FUND

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0151234 (Registrant) 26-0151301 (Co-Registrant) (IRS Employer ID Number)

c/o WisdomTree Commodity Services, LLC 245 Park Avenue 35th Floor New York, NY (Address of principal executive offices)	10167 (Zip Code)

001-33908

001-33909

(Commission File Number)

1-866-909-9473

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 16, 2016, WisdomTree Continuous Commodity Index Fund and WisdomTree Continuous Commodity Index Master Fund (collectively, the “Fund”) filed a Prospectus Supplement pursuant to Rule 424(b)(3) (File No. 333-214153 and 3330214153-01) to revise the Fund’s disclosure in its existing Registration Statement on Form S-3 regarding the Management Fee paid to WisdomTree Commodity Services LLC, the Fund’s Managing Owner (the “Managing Owner”). Specifically, effective January 1, 2017, the Managing Owner has voluntarily agreed to a reduction of the Management Fee from 0.85% to 0.75% per annum of the average amount of daily net assets of the Fund.

In addition, the Managing Owner has agreed to bear routine operational, administrative and other ordinary Fund expenses that were previously accrued for by the Fund, effective January 1, 2017. The foregoing disclosure is a summary of the information contained in the Prospectus Supplement and the descriptions herein are qualified in their entirety by reference to the Prospectus Supplement and existing Registration Statement. Investors are urged to consult the Prospectus Supplement and existing Registration Statement filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISDOMTREE CONTINUOUS COMMODITY INDEX FUND

By WisdomTree Commodity Services, LLC, its Managing Owner

By:	/s/ Gregory Barton
Name: Gregory Barton
Title: President

WISDOMTREE CONTINUOUS COMMODITY INDEX MASTER FUND

By WisdomTree Commodity Services, LLC, its Managing Owner

By:	/s/ Gregory Barton
Name: Gregory Barton
Title: President

Date: December 16, 2016